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As Filed With the Securities and Exchange Commission on December 7, 2001

Registration No. 333-71684

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COGENT COMMUNICATIONS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	4813	52-2337274
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

David Schaeffer
Chief Executive Officer
Cogent Communications Group, Inc.
1015 31st Street NW
Washington, D.C. 20007
Tel: (202) 295-4200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies To:

William P. O'Neill, Esq. Latham & Watkins 555 Eleventh Street, N.W., Suite 1000 Washington, D.C. 20004 (202) 637-2200	Michael R. Carper, Esq. Allied Riser Communications Corporation 1700 Pacific Avenue, Suite 400 Dallas, TX 75201 (214) 210-3017	Kathleen R. McLaurin, Esq. Jones, Day, Reavis & Pogue 2727 N. Harwood Street Dallas, TX 75201 (214) 220-3939

   Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effectiveness of this Registration Statement and the satisfaction or waiver of all other conditions to the merger of a wholly-owned subsidiary of the Registrant with and into Allied Riser Communications Corporation pursuant to the Agreement and Plan of Merger described in the enclosed proxy statement/prospectus.

   If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

    Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides for, among other things:

    a.  permissive indemnification for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

    b.  permissive indemnification for expenses actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

    c.  mandatory indemnification for expenses actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in litigation covered by a. and b. above; and

    d.  that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which may be provided under any bylaw, agreement, stockholder or disinterested director vote, or otherwise.

    Cogent's Second Amended and Restated Certificate of Incorporation provides that the corporation shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify and advance expenses to its directors and officers. In addition, Cogent shall indemnify any person who is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any and all of the expenses, liabilities, or other matters covered by Section 145, for actions taken in such person's capacity as a director, officer, employee or agent, and then only to the extend such person is not indemnified for such actions by such other corporation, partnership, joint venture, trust or other enterprise. Cogent's bylaws may provide that, except with respect to proceedings to enforce indemnification rights, it shall indemnify any director, officer or person serving at Cogent's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in connection with a proceeding (or part thereof) initiated by such director, officer or person, only if such proceeding (or part thereof) was authorized by Cogent's board of directors.

    Cogent's board of directors may provide indemnification or advance expenses to its employees and agents or other persons only on such terms to only to the extend determined by the board of directors in its sole and absolute discretion.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of August 28, 2001, by and among Cogent, Allied Riser and the merger subsidiary (attached as Appendix A to the Proxy Statement/Prospectus included in this amendment no. 1 to registration statement)
2.2
Amendment No. 1 to the Agreement and Plan of Merger, dated as of October 13, 2001, by and among Cogent, Allied Riser and the merger subsidiary (attached as Appendix B to the Proxy Statement/Prospectus included in this amendment no. 1 to registration statement)

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2.3	Asset Purchase Agreement, dated September 6, 2001, among Cogent Communications, Inc., NetRail, Inc., NetRail Collocation Co., and NetRail Leasing Co.°
3.1	Second Amended and Restated Certificate of Incorporation of Cogent Communications Group, Inc.*
3.2	Amended Bylaws of Cogent Communications Group, Inc.*
4.1	Amended and Restated Stockholders Agreement, dated October, 2001, by and among Cogent, David Schaeffer and each of the holders of Series A, B and C Preferred Stock*
4.2	Amended and Restated Registration Rights Agreement, dated October, 2001, by and among Cogent, David Schaeffer and each major stockholder*
4.3	Form of Voting Agreement, dated as of October 12, 2001, signed by three stockholders of Allied Riser Communications Corporation°
5.1	Opinion of Latham & Watkins as to the legality of the securities*
8.1	Tax Opinion of Jones, Day, Reavis & Pogue*
8.2	Tax Opinion of Latham & Watkins*
10.1	Fiber Optic Network Leased Fiber Agreement, dated February 7, 2000, by and between Cogent Communications, Inc. and Metromedia Fiber Network Services, Inc., as amended July 19, 2001†°
10.2
Dark Fiber IRU Agreement, dated April 14, 2000, between Williams Communications, Inc. and Cogent Communications, Inc., as amended June 27, 2000, December 11, 2000, January 26, 2001, and February 21, 2001†°
10.3	Credit Agreement, dated October 24, 2001, among Cisco Systems Capital Corporation, Cogent Communications, Inc., and Cogent International, Inc.†
10.4	Cisco Systems, Inc. Service Provider Agreement, dated March 15, 2000, between Cisco Systems, Inc. and Cogent Communications, Inc., as amended June 1, 2000, and March 1, 2001†°
10.5	Amendment No. 4 to Service Provider Agreement, dated November 15, 2001, by and between Cisco Systems Inc. and Cogent Communications, Inc.†°
10.6	David Schaeffer Employment Agreement with Cogent Communications Group, Inc., dated February 7, 2000°
10.7	William Currer Employment Agreement with Cogent Communications Group, Inc., dated May 23, 2000°
10.8	Barry Morris Employment Agreement with Cogent Communications Group, Inc., dated March 13, 2000°
10.9	Scott Stewart Employment Agreement with Cogent Communications Group, Inc., dated April 3, 2000°
10.10	Cogent Communications Group, Inc. Lease for Headquarters Space by and between 6715 Kenilworth Avenue Partnership and Cogent Communications Group, Inc., dated September 1, 2000°

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10.11	Cogent Communications Group, Inc. Renewal of Lease for Headquarters Space, by and between 6715 Kenilworth Avenue Partnership and Cogent Communications Group, Inc., dated August 1, 2001°
10.12	The Amended and Restated Cogent Communications Group, Inc. 2000 Equity Plan°
10.13	Dark Fiber Lease Agreement dated November 21, 2001, by and between Cogent Communications, Inc. and Qwest Communications Corporation†
21.1	Subsidiaries°
23.1	Consent of Arthur Andersen LLP, Vienna, Virginia°
23.2	Consent of Arthur Andersen LLP, Dallas, Texas°
23.3	Consent of BDO Seidman, LLP°
23.4	Consent of Habif, Arogeti & Wynne, LLP°
23.5	Consent of Latham & Watkins (included in opinion filed as Exhibit 5.1)*
23.6	Consent of Jones, Day, Reavis & Pogue (included in opinion filed as Exhibit 8.1)*
23.7	Consent of Latham & Watkins (included in opinion filed as Exhibit 8.2)*
24.1	Powers of Attorney (included on signature page of registration statement)°
99.1	Form of Proxy for Holders of Allied Riser Common Stock°
99.2	Opinion of Houlihan Lokey Howard & Zukin (attached as Appendix B to the Proxy Statement/Prospectus included in this amendment no. 1 to registration statement)
99.3	Consent of Houlihan Lokey Howard & Zukin°
99.4	Form of First Supplemental Indenture, by and between Cogent Communications Group, Inc., as successor, and Wilmington Trust Company, as trustee.

*
To be filed by amendment.

†
Confidential Treatment Requested.

°
Previously filed.

Item 22. Undertakings.

    The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price

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      represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 6th day of December, 2001.

COGENT COMMUNICATIONS GROUP, INC.
By:	/s/ DAVID SCHAEFFER Name: David Schaeffer Title: Chairman and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER David Schaeffer	Chairman and CEO	December 6, 2001
* William Currer	President and COO	December 6, 2001
* H. Helen Lee	CFO and Director	December 6, 2001
* Thaddeus G. Weed	Vice President, Controller	December 6, 2001
* Edward Glassmeyer	Director	December 6, 2001
* Erel Margalit	Director	December 6, 2001

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* James Wei	Director	December 6, 2001
*By:	/s/ DAVID SCHAEFFER David Schaeffer Attorney-In-Fact	* Pursuant to Power of Attorney dated October 14, 2001	December 6, 2001

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Exhibit Index

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of August 28, 2001, by and among Cogent, Allied Riser and the merger subsidiary (attached as Appendix A to the Proxy Statement/Prospectus included in this amendment no. 1 to registration statement)
2.2
Amendment No. 1 to the Agreement and Plan of Merger, dated as of October 13, 2001, by and among Cogent, Allied Riser and the merger subsidiary (attached as Appendix B to the Proxy Statement/Prospectus included in this amendment no. 1 to registration statement)
2.3	Asset Purchase Agreement, dated September 6, 2001, among Cogent Communications, Inc., NetRail, Inc., NetRail Collocation Co., and NetRail Leasing Co.°
3.1	Second Amended and Restated Certificate of Incorporation of Cogent Communications Group, Inc.*
3.2	Amended Bylaws of Cogent Communications Group, Inc.*
4.1	Amended and Restated Stockholders Agreement, dated October, 2001, by and among Cogent, David Schaeffer and each of the holders of Series A, B and C Preferred Stock*
4.2	Amended and Restated Registration Rights Agreement, dated October, 2001, by and among Cogent, David Schaeffer and each major stockholder*
4.3	Form of Voting Agreement, dated as of October 12, 2001, signed by three stockholders of Allied Riser Communications Corporation°
5.1	Opinion of Latham & Watkins as to the legality of the securities*
8.1	Tax Opinion of Jones, Day, Reavis & Pogue*
8.2	Tax Opinion of Latham & Watkins*
10.1	Fiber Optic Network Leased Fiber Agreement, dated February 7, 2000, by and between Cogent Communications, Inc. and Metromedia Fiber Network Services, Inc., as amended July 19, 2001†°
10.2
Dark Fiber IRU Agreement, dated April 14, 2000, between Williams Communications, Inc. and Cogent Communications, Inc., as amended June 27, 2000, December 11, 2000, January 26, 2001, and February 21, 2001†°
10.3	Credit Agreement, dated October 24, 2001, among Cisco Systems Capital Corporation, Cogent Communications, Inc., and Cogent International, Inc.†
10.4	Cisco Systems, Inc. Service Provider Agreement, dated March 15, 2000, between Cisco Systems, Inc. and Cogent Communications, Inc., as amended June 1, 2000, and March 1, 2001†°
10.5	Amendment No. 4 to Service Provider Agreement, dated November 15, 2001, by and between Cisco Systems Inc. and Cogent Communications, Inc.†°
10.6	David Schaeffer Employment Agreement with Cogent Communications Group, Inc., dated February 7, 2000°
10.7	William Currer Employment Agreement with Cogent Communications Group, Inc., dated May 23, 2000°
10.8	Barry Morris Employment Agreement with Cogent Communications Group, Inc., dated March 13, 2000°
10.9	Scott Stewart Employment Agreement with Cogent Communications Group, Inc., dated April 3, 2000°

10.10	Cogent Communications Group, Inc. Lease for Headquarters Space by and between 6715 Kenilworth Avenue Partnership and Cogent Communications Group, Inc., dated September 1, 2000°
10.11	Cogent Communications Group, Inc. Renewal of Lease for Headquarters Space, by and between 6715 Kenilworth Avenue Partnership and Cogent Communications Group, Inc., dated August 1, 2001°
10.12	The Amended and Restated Cogent Communications Group, Inc. 2000 Equity Plan°
10.13	Dark Fiber Lease Agreement dated November 21, 2001, by and between Cogent Communications, Inc. and Qwest Communications Corporation†
21.1	Subsidiaries°
23.1	Consent of Arthur Andersen LLP, Vienna, Virginia°
23.2	Consent of Arthur Andersen LLP, Dallas, Texas°
23.3	Consent of BDO Seidman, LLP°
23.4	Consent of Habif, Arogeti & Wynne, LLP°
23.5	Consent of Latham & Watkins (included in opinion filed as Exhibit 5.1)*
23.6	Consent of Jones, Day, Reavis & Pogue (included in opinion filed as Exhibit 8.1)*
23.7	Consent of Latham & Watkins (included in opinion filed as Exhibit 8.2)*
24.1	Powers of Attorney (included on signature page of registration statement)°
99.1	Form of Proxy for Holders of Allied Riser Common Stock°
99.2	Opinion of Houlihan Lokey Howard & Zukin (attached as Appendix B to the Proxy Statement/Prospectus included in this amendment no. 1 to registration statement)
99.3	Consent of Houlihan Lokey Howard & Zukin°
99.4	Form of First Supplemental Indenture, by and between Cogent Communications Group, Inc., as successor, and Wilmington Trust Company, as trustee.

*
To be filed by amendment.

†
Confidential Treatment Requested.

°
Previously filed.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers.
  Item 21. Exhibits and Financial Statement Schedules.
  Item 22. Undertakings.
SIGNATURES
Exhibit Index